Exhibit 99.1

NEWS RELEASE

Release No. 118-02-06

414 Union Street, Suite 2000	Contact:
Nashville, TN 37219-1711	Mary Cohn (Media Relations)
615.986.5600	615-986-5886
Fax: 615.986.5666	Mike Kinney / Becky Barckley (Investor Relations)
615-986-5600

FOR RELEASE AT 8:00 A.M. (EST) TUESDAY, MAY 5, 2009

LP Reports First Quarter 2009 Results

Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today results for the first quarter of 2009, which included the following:

•

Total sales for the first quarter of $204.6 million were down 41 percent versus a year ago, primarily the result of dramatically reduced U.S. housing starts, which dropped 49 percent from first quarter 2008 levels, as weakness in home building continued.

•	A loss from continuing operations of $30.2 million, or $0.29 per diluted share, for the first quarter of 2009 which is an improvement of 34 percent over the first quarter of 2008.

•	EBITDA from continuing operations for the first quarter was an $18.5 million loss or a 58 percent improvement over the first quarter of 2008.

•	In very tough credit market conditions, LP completed its refinancings and realized $140.2 million in net cash in addition to $70.7 million in net tax refunds.

“The decline in home building and related activity continued during the first quarter of 2009, driven by the ongoing credit crisis and deteriorated global economic conditions.” said LP’s Chief Executive Officer Rick Frost. “By many measures, this was the lowest housing quarter in several decades.”

FIRST QUARTER RESULTS

For the quarter ended March 31, 2009, LP reported net sales of $204.6 million, down from $349.4 million in the first quarter of 2008. For the first quarter, the company reported an operating loss of $42.5 million as compared to a loss in the first quarter of 2008 of $85.7 million.

For the first quarter of 2009, LP reported a loss from continuing operations of $30.2 million, or $0.29 per diluted share, as compared to $45.9 million, or $0.44 per diluted share, for the first quarter of 2008.

ORIENTED STRAND BOARD (OSB) SEGMENT

LP’s OSB segment manufactures and distributes OSB structural panel products. LP is currently operating eight facilities and has indefinitely curtailed four other facilities due to market conditions. The OSB segment reported net sales for the first quarter of 2009 of $72.3 million, down 55 percent compared with $159.0 million of net sales in the first quarter of 2008. For the first quarter of 2009, the OSB segment reported an operating loss of $24.2 million – an improvement of 61 percent—compared with an operating loss of $62.1 million in the first quarter of 2008. For the first quarter, LP realized an improvement of $31 million in EBITDA for this segment as compared to the first quarter of 2008. For the first quarter of 2009 as compared to the first quarter of 2008, sales volumes were down 59 percent with sales price increasing by 14 percent. Increase in sales price accounted for approximately an $8 million dollar improvement in both operating results and EBITDA.

Operating results reflected the favorable effects of continued actions taken to reduce raw material costs. Also, in the first quarter of 2009, LP realized reductions in the cost of petroleum-based products used in production and benefited from the weakening of the Canadian dollar compared to the first quarter of 2008.

“In 2009, we continued to take a number of significant steps to reduce the losses in our OSB business through market curtailments and cost reductions,” Frost explained. “Throughout this process, we remain committed to our safety and quality programs.”

SIDING SEGMENT

LP’s Siding segment consists of SmartSide siding as well as LP’s prefinished Canexel siding line. These products are used in new construction as well as in the repair and remodeling markets. The Siding segment reported net sales of $73.8 million in the first quarter of 2009, down 31 percent from $107.1 million in the year-ago first quarter. For the first quarter of 2009, the Siding segment reported an operating income of $2.1 million compared to $0.3 million in the year-ago quarter. For the first quarter, LP realized a slight improvement to $6.8 million in EBITDA for this segment as compared to the first quarter of 2008.

In the first quarter of 2009, sales were off across all regions due to significantly reduced housing starts partially offset by continued strength in the repair and remodel markets as well as increased market penetration. Consistent with actions taken in OSB, the Siding segment also cut production rates during the quarter to address inventory levels.

ENGINEERED WOOD PRODUCTS SEGMENT (EWP)

The EWP segment is comprised of I-Joist (IJ), Laminated Veneer Lumber and Laminated Strand Lumber (LVL and LSL). These products are principally used in new construction. Given the significant decline in housing starts, this segment saw similar reductions in sales.

EWP segment sales in the first quarter of 2009 totaled $30.0 million, down 50 percent from $60.5 million in the year-ago quarter. Operating losses increased 14 percent to $9.2 million for the first quarter of 2009 from $8.1 million for the first quarter of 2008. For the first quarter, LP had a $2.0 million reduction in EBITDA for this segment as compared to the first quarter of 2008.

The lower operating results in the first quarter were driven by lower volumes, softening prices and costs associated with the mill that produces LSL.

COMPANY OUTLOOK

“The start of 2009 has proven to be very challenging for our businesses and while the level of activity for the remainder of the year is expected to increase, the rate is unclear. Our goal this year is to conserve cash and improve liquidity so that when this economic downturn subsides, we will be well positioned to compete,” Frost concluded.

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers. Visit LP’s web site at www.lpcorp.com for additional information on the company as well as reconciliation of non-GAAP results.

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FORWARD LOOKING STATEMENTS

This news release contains statements concerning Louisiana-Pacific Corporation’s (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company’s products, and prices for structural products; the availability, cost and other terms of capital; the efficiency and consequences of operations improvement initiatives and cash conservation measures; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

FINANCIAL AND QUARTERLY DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended March 31,
	2009	2008
Net sales	$204.6	$349.4
Income (loss) from operations	$(42.5)	$(85.7)
Income (loss) before income taxes and equity in loss of unconsolidated affiliates	$(46.8)	$(75.5)
Income (loss) from continuing operations excluding (gain) loss on sale or impairment of long-lived assets and other operating credits and charges, net	$(32.3)	$(48.1)
Income (loss) from continuing operations	$(30.2)	$(45.9)
Net income (loss) attributable to LP	$(30.4)	$(46.4)
Net income (loss) per share - basic and diluted	$(0.30)	$(0.45)
Average shares outstanding (in millions)
Basic and diluted	102.8	102.9

Calculation of income (loss) from continuing operations excluding (gain) loss on sale or impairment of long-lived assets and other operating credits and charges, net, gain on early debt extinguishment and other than temporary investment impairment:

Income (loss) from continuing operations	$(30.2)	$(45.9)
Other than temporary investment impairment	0.9	0.8
Gain on early extinguishment of debt	(0.6)	—
(Gain) loss on sale or impairment of long-lived assets	0.1	(0.4)
Other operating credits and charges, net	(3.8)	(4.0)

	(3.4)	(3.6)
Provision (benefit) for income taxes on above items	1.3	1.4

	(2.1)	(2.2)
	$(32.3)	$(48.1)

Per share - basic and diluted	$(0.31)	$(0.47)

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended March 31,
	2009	2008
Net sales	$204.6	$349.4

Operating costs and expenses:
Cost of sales	204.4	372.8
Depreciation, amortization and cost of timber harvested	19.1	26.6
Selling and administrative	27.3	40.1
(Gain) loss on sale or impairment of long-lived assets	0.1	(0.4)
Other operating credits and charges, net	(3.8)	(4.0)

Total operating costs and expenses	247.1	435.1

Income (loss) from operations	(42.5)	(85.7)

Non-operating income (expense):
Foreign currency exchange gain (loss)	2.6	9.4
Gain on early debt extinguishment	0.6	—
Other than temporary investment impairment	(0.9)	(0.8)
Interest expense, net of capitalized interest	(11.8)	(11.2)
Investment income	5.2	12.8

Total non-operating income (expense)	(4.3)	10.2

Income (loss) before taxes and equity in loss of unconsolidated affiliates	(46.8)	(75.5)
Provision (benefit) for income taxes	(19.2)	(35.9)
Equity in loss of unconsolidated affiliates	2.6	6.3

Income (loss) from continuing operations	(30.2)	(45.9)

Discontinued operations:
Loss from discontinued operations before income taxes	(0.7)	(0.8)
Income tax benefit	(0.3)	(0.3)

Loss from discontinued operations	(0.4)	(0.5)

Net income (loss)	(30.6)	(46.4)
Less: Net loss attributed to noncontrolling interest	(0.2)	—

Net income (loss) attributed to Louisiana-Pacific Corporation	$(30.4)	$(46.4)

Net income (loss) per share of common stock (basic and diluted):
Income (loss) from continuing operations	$(0.29)	$(0.44)
Loss from discontinued operations	(0.01)	(0.01)

Net income (loss) per share	$(0.30)	$(0.45)

Average shares of stock outstanding - basic and diluted	102.8	102.9

CONDENSED CONSOLIDATED BALANCE SHEETS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	March 31, 2009	December 31, 2008
ASSETS
Cash and cash equivalents	$279.9	$97.7
Short-term investments	7.8	21.4
Receivables, net	77.7	43.8
Income tax receivable	21.6	94.2
Inventories	188.9	187.3
Prepaid expenses and other current assets	3.9	9.9
Deferred income taxes	25.3	25.3
Current portion of notes receivable from asset sales	20.0	20.0
Current assets of discontinued operations	3.1	3.1

Total current assets	628.2	502.7
Timber and timberlands	54.1	55.6
Property, plant and equipment	2,331.5	2,324.6
Accumulated depreciation	(1,266.8)	(1,250.3)

Net property, plant and equipment	1,064.7	1,074.3
Notes receivable from asset sales	238.6	238.6
Long-term investments	12.7	19.3
Restricted cash	49.9	76.7
Investments in and advances to affiliates	187.6	186.9
Deferred debt costs	17.4	3.3
Other assets	25.2	26.3
Long-term assets of discontinued operations	5.0	5.0

Total assets	$2,283.4	$2,188.7

LIABILITIES AND EQUITY
Current portion of long-term debt	$11.3	$7.7
Current portion of limited recourse notes payable	20.0	20.0
Short-term notes payable	2.0	2.0
Accounts payable and accrued liabilities	115.9	121.5
Current portion of deferred tax liabilities	4.7	4.7
Current portion of contingency reserves	10.0	10.0

Total current liabilities	163.9	165.9
Long-term debt, excluding current portion:
Limited recourse notes payable	233.3	233.3
Other long-term debt	378.4	239.3

Total long-term debt, excluding current portion	611.7	472.6
Contingency reserves, excluding current portion	25.7	30.5
Other long-term liabilities	127.0	130.8
Deferred income taxes	166.4	187.9
Redeemable noncontrolling interest	18.8	18.7
Stockholders’ equity:
Common stock	116.9	116.9
Additional paid-in capital	445.8	441.3
Retained earnings	988.9	1,019.5
Treasury stock	(287.1)	(297.3)
Accumulated comprehensive loss	(94.6)	(98.1)

Total stockholders’ equity	1,169.9	1,182.3

Total liabilities and equity	$2,283.4	$2,188.7

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	Quarter Ended March 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(30.6)	$(46.4)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and cost of timber harvested	19.1	26.6
Loss of unconsolidated affiliates	2.6	6.3
Other operating charges and credits, net	0.7	1.8
(Gain) loss on sale or impairment of long-lived assets	—	(0.4)
Other than temporary investment impairment	0.9	0.8
Stock based compensation expense related to stock plans	1.8	2.2
Exchange (gain) loss on remeasurement	(5.4)	(7.8)
Net accretion on available for sale securities	—	(0.6)
Cash settlement of contingencies	(5.0)	(6.1)
Other adjustments	(1.1)	0.5
Pension expense (in excess of payments)	1.6	3.4
Increase in receivables	(34.3)	(27.7)
Decrease (increase) in income tax receivables	70.7	(34.7)
Decrease (increase) in inventories	1.2	(6.6)
Decrease in prepaid expenses	5.9	2.0
Decrease in accounts payable and accrued liabilities	(3.7)	(15.7)
Decrease in deferred income taxes	(22.1)	(6.2)

Net cash provided by (used in) operating activities	2.3	(108.6)

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant, and equipment additions	(3.9)	(36.8)
Investments in and advances to joint ventures	(3.7)	(4.7)
Cash paid for purchase of investments	—	(102.0)
Proceeds from sales of investments	19.6	91.1
(Increase) decrease in restricted cash under letters of credit	26.8	(8.0)
Other investing activities, net	0.5	1.0

Net cash provided by (used in) investing activities	39.3	(59.4)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowing of long term debt	281.3	8.0
Repayment of long term debt	(126.6)	(0.1)
Payment of debt issuance fees	(14.5)	—
Net borrowings under revolving credit lines and short term notes payable	—	38.5
Payment of cash dividends	—	(15.4)

Net cash provide by financing activities	140.2	31.0

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND
CASH EQUIVALENTS	0.4	(3.4)

Net increase (decrease) in cash and cash equivalents	182.2	(140.4)
Cash and cash equivalents at beginning of period	97.7	352.1

Cash and cash equivalents at end of period	$279.9	$211.7

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(Dollar amounts in millions) (Unaudited)

	Quarter Ended March 31,
Dollar amounts in millions	2009	2008
Net sales:
OSB	$72.3	$159.0
Siding	73.8	107.1
Engineered Wood Products	30.0	60.5
Other	28.5	22.8

	$204.6	$349.4

Operating profit (loss):
OSB	$(24.2)	$(62.1)
Siding	2.1	0.3
Engineered Wood Products	(9.2)	(8.1)
Other	1.6	(2.3)
Other operating credits and charges, net	3.8	4.0
Gain (loss) on sales of and impairment of long-lived assets	(0.1)	0.4
General corporate and other expenses, net	(19.1)	(24.2)
Foreign currency gain (losses)	2.6	9.4
Gain on early debt extinguishment	0.6	0.0
Other than temporary investment impairment	(0.9)	(0.8)
Investment income	5.2	12.8
Interest expense, net of capitalized interest	(11.8)	(11.2)

Income (loss) from operations before taxes	(49.4)	(81.8)
Provision (benefit) for income taxes	(19.2)	(35.9)

Income (loss) from continuing operations	$(30.2)	$(45.9)

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SUMMARY OF PRODUCTION VOLUMES

	Quarter Ended March 31,
	2009	2008
Oriented strand board, million square feet 3/8” basis (1)	421	1,077
Oriented strand board, million square feet 3/8” basis (produced by wood-based siding mills)	46	101
Wood-based siding, million square feet 3/8” basis	187	220
Engineered I-Joist, million lineal feet (1)	9	18
Laminated veneer lumber (LVL) and laminated strand lumber (LSL), thousand cubic feet	667	1,423

(1)	Includes volumes produced by joint venture operations or under sales arrangements and sold to LP.